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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated January 21, 1998 included in this registration statement on the financial statements of Glenborough Properties, L.P. as of and for the years ended December 31, 1997 and 1996 and of the GRT Predecessor Entities for the year ended December 31, 1995 and to all references to our Firm included in this registration statement (File No. 333-08806).


We also consent to the incorporation by reference in this registration statement of our reports dated January 21, 1998 on the financial statements as of and for the years ended December 31, 1997 and 1996 for Glenborough Realty Trust Incorporated, for the year ended December 31, 1995 for the GRT Predecessor Entities and for the years ended December 31, 1997 and 1996 for Glenborough Hotel Group, included in Glenborough Realty Trust Incorporated's Form 10-K for the year ended December 31, 1997.

We also consent to the incorporation by reference in this registration statement of our reports dated May 15, 1998 and May 12, 1998, on the combined statements of revenues and certain expenses of the Eaton & Lauth Portfolio and the BGK Portfolio, respectively, for the year ended December 31, 1997, included in Glenborough Realty Trust Incorporated's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 15, 1998.



/s/ ARTHUR ANDERSEN LLP


San Francisco, California
June 5, 1998